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EXHIBIT 99.1
FOR IMMEDIATE RELEASE                         www.fairchildsemi.com
SEPTEMBER 6, 2001
                                              Corporate Communications:
                                              Fran Harrison
                                              207-775-8576
                                              fran.harrison@fairchildsemi.com

                                              Public Relations Firm:
                                              Barbara Ewen
                                              CHEN PR
                                              781-466-8282
                                              bewen@chenpr.com


NEWS RELEASE

Fairchild Semiconductor Acquires Impala Linear Corporation

-    Expands Power Management Solutions for Hand-Held Devices

-    Strengthens Fairchild's Analog Power Business

South Portland, Maine - Fairchild Semiconductor International (NYSE: FCS) today announced the acquisition of Impala Linear Corporation, based in San Jose, California. Impala designs analog power management semiconductors for a wide range of hand-held devices including laptops, MP3 players, cell phones, portable test equipment and PDA's.

Impala Linear was acquired for approximately $6 million in stock and cash. Its 2000 revenues were approximately $12 million. This acquisition brings power analog design skills; products that add strength in the consumer, computing, industrial and communications markets; and intellectual property that leverages proprietary CMOS process technology to enhance the performance of very small footprint ICs critical to portable applications.

"Fairchild continues to build leadership position in power solutions for multiple markets," said Kirk Pond, Fairchild's president, chairman and CEO. "We're the #1 supplier of broadbased power components in the world, according to data from Gartner and Venture Development Corporation. Impala Linear's power analog products will afford new sales opportunities across the breadth of the electronics industry and augment our considerable strength in providing solutions for wireless applications.

"Fairchild's overall power discretes and power analog worldwide market share grew from 6.4% to 8.1% in the most recent quarter. We continue to outperform the industry, largely due to our focus on power applications and our sales penetration into multiple end markets," Pond said. "Providing an enhanced portfolio of electronics for wireless applications represent a sizable opportunity for Fairchild. We'll continue to implement strategies to ensure we are poised to grow market share even further."

"We're pleased to become part of Fairchild Semiconductor, a recognized industry powerhouse for analog power solutions," said Manohar Malwah, chairman and chief technology officer of Impala Linear. "Our demonstrated success in hand-held devices, combined with Fairchild's global strength in semiconductors for wireless products, makes this a natural fit."

Impala, which was founded in 1995, will be integrated into Fairchild's Analog and Mixed Signal Group.




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ABOUT FAIRCHILD SEMICONDUCTOR INTERNATIONAL:

Fairchild Semiconductor International (NYSE:FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial, automotive and aerospace applications. Fairchild's 11,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:

This press release includes forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," "we plan," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the SEC and available at www.sec.gov.